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                                                                 EXHIBIT 12

               COMPUTATION IN SUPPORT OF RATIO OF EARNINGS TO FIXED CHARGES

                           For Year Ended December 31, 1996

                             (Dollar Amounts in Thousands)



                                              Allegheny Generating Company

Earnings:
         Net Income                                               $ 26,789
         Fixed charges (see below)                                  16,192
         Income taxes                                               13,299

         Total earnings                                           $ 56,280


Fixed Charges:
         Interest on long-term debt                               $ 15,235
         Other interest                                                957
         Estimated interest
           component of rentals                                       ---

         Total fixed charges                                      $ 16,192


Ratio of Earnings to
  Fixed Charges                                                       3.48